Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

InMed Pharmaceuticals Inc.:

We consent to the incorporation by reference in the Registration Statement (No. 333-253912) on Form S-8 of InMed Pharmaceuticals Inc. (the Company) of our report dated September 24, 2021, with respect to the consolidated financial statements of the Company.

 /s/ KPMG LLP

Chartered Professional Accountants

Vancouver, Canada

September 24, 2021